UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2005
American Real Estate Holdings Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	333-118021	13-3398767

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Definitive Material Agreement.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01(d) Exhibits
SIGNATURES
EX-10.1: CREDIT AGREEMENT
EX-10.2: SECURITY AGREEMENT
EX-10.3: GUARANTY
EX-10.4: AMENDED AND RESTATED CREDIT AGREEMENT

Section 1 — Registrant’s Business and Operations

Item 1.01 — Entry into a Definitive Material Agreement.
Section 2 — Financial Information

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 22, 2005, AREP Oil & Gas LLC, our wholly-owned subsidiary, entered into a credit agreement, dated as of December 20, 2005, with Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and other lender parties thereto. The credit agreement is secured by substantially all the assets of AREP Oil & Gas and its subsidiaries, has a five-year term and permits payments and reborrowings, subject to a borrowing base calculation based on the proved oil and gas reserves of AREP Oil & Gas and its subsidiaries.
AREP Oil & Gas will use the proceeds of the initial $300 million funding to (1) purchase the existing obligations of its indirect subsidiary, NEG Operating LLC, or NEGO, from the lenders under NEGO’s credit facility with Mizuho Corporate Bank, Ltd., as administrative agent, (2) permit its subsidiary, National Onshore LP, to repay a loan from us of approximately $85 million, (3) pay a dividend or distribution to us or one of our subsidiaries in the amount of up to $80 million, (4) pay transaction costs and (5) finance capital expenditures and working capital needs.
Under the credit agreement, AREP Oil & Gas will be permitted to borrow up to $500 million. Borrowings under the new credit facility will be subject to a borrowing base determination based on the oil and gas properties of AREP Oil & Gas and its subsidiaries and the reserves and production related to those properties. The initial borrowing base is set at $335 million and will be subject to semi-annual redeterminations, based on engineering reports to be provided by AREP Oil & Gas by March 31 and September 30 of each year, beginning March 31, 2006. Obligations under the credit agreement are secured by liens on all of the assets of AREP Oil & Gas and its wholly-owned subsidiaries, including pledges of the equity of AREP Oil & Gas in its subsidiaries, notes and other debt securities issued by subsidiaries of AREP Oil & Gas and owned by it (including the 10 3/4% notes due 2006 issued by National Energy Group, Inc.) and AREP Oil & Gas’s rights under the restated NEGO credit facility and the collateral securing obligations under that facility. The credit agreement has a term of five years and all amounts will be due and payable on December 20, 2010. Advances under the credit agreement will be in the form of either base rate loans or Eurodollar loans, each as defined.
The credit agreement includes covenants that, among other things, restrict the incurrence of indebtedness by AREP Oil & Gas and its subsidiaries, the creation of liens by them, hedging contracts, mergers and issuances of securities by them, and distributions and investments by AREP Oil & Gas and its subsidiaries. The covenant restricting indebtedness allows, among other things, for the incurrence of up to $200 million principal amount of second lien borrowings or high yield debt that satisfy certain conditions specified in the credit agreement. The restriction on distributions and investments allows, among other things, for distributions from the proceeds from the issuance or borrowing of second lien or high yield debt, distributions in connection with an initial equity offering, as defined, quarterly tax distributions to AREP Oil & Gas’s equityholders, repayment of currently outstanding advances by us to subsidiaries of AREP Oil &

Gas aggregating approximately $40 million and other cash distributions to AREP Oil & Gas’s equityholders not to exceed $8 million in any fiscal year.
The credit agreement also requires AREP Oil & Gas to maintain: (1) a ratio of consolidated total debt to consolidated EBITDA (for the four fiscal quarter period ending on the date of the consolidated balance sheet used to determine consolidated total debt), as defined, of not more than 3.5 to 1.0; (2) consolidated tangible net worth, as defined, of not less than $240 million, plus 50% of consolidated net income for each fiscal quarter ending after December 31, 2005 for which consolidated net income is positive; and (3) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.
Obligations under the credit agreement are immediately due and payable upon the occurrence of certain events of default as defined in the credit agreement, including failure to pay any principal component of any obligation when due and payable, failure to comply with any covenant or condition of any loan document or hedging contract, as defined in the credit agreement, within 30 days of receiving notice of such failure, any change of control or any event of default as defined in the restated NEGO credit facility.
The description set forth above is qualified in its entirety by the credit agreement and related documents, copies of which are filed as exhibits to this report and incorporated by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01(d) Exhibits

Exhibit 10.1 —	Credit Agreement, dated as of December 20, 2005, with Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and other lender parties thereto.

Exhibit 10.2 —	Security Agreement, dated as of December 20, 2005, from the Guarantors referred to therein to Citicorp USA, Inc., as Administrative Agent.

Exhibit 10.3 —	Guaranty, dated as of December 20, 2005, from the guarantors named therein and the Additional Guarantors referred to therein in favor of the Guaranteed Parties referred to therein.

Exhibit 10.4 —	Amended and Restated Credit Agreement, dated as of December 20, 2005, among NEG Operating LLC, as the Borrower, AREP Oil & Gas LLC, as the Lender, AREP Oil & Gas LLC, as Administrative Agent for the Lender, and Citicorp USA, Inc., as Collateral Agent for the Lender and the Hedging Counterparties
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP (Registrant)

By:	American Property Investors, Inc. General Partner

	By:	/s/ John P. Saldarelli

John P. Saldarelli Vice President
Date: December 29, 2005

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of December 20, 2005, with Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and other lender parties thereto.

Exhibit 10.2	Security Agreement, dated as of December 20, 2005, from the Guarantors referred to therein to Citicorp USA, Inc., as Administrative Agent.

Exhibit 10.3	Guaranty, dated as of December 20, 2005, from the guarantors named therein and the Additional Guarantors referred to therein in favor of the Guaranteed Parties referred to therein.

Exhibit 10.4	Amended and Restated Credit Agreement, dated as of December 20, 2005, among NEG Operating LLC, as the Borrower, AREP Oil & Gas LLC, as the Lender, AREP Oil & Gas LLC, as Administrative Agent for the Lender, and Citicorp USA, Inc., as Collateral Agent for the Lender and the Hedging Counterparties